Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-102385 and 333-100656 on Forms S-8 and Registration Statement No. 333-114749 on Form S-3 of our reports dated March 20, 2006, relating to the consolidated financial statements and financial statement schedules of Dick’s Sporting Goods, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dick’s Sporting Goods, Inc. and subsidiaries for the fiscal year ended January 28, 2006.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 23, 2006

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